UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is furnished by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Modification of a Material Definitive Agreement

On April 11, 2014, CCA Club Operations Holdings, LLC, ClubCorp Club Operations, Inc. (“Operations”), as Borrower, a wholly-owned subsidiary of the Company, certain of the lenders party to the Credit Agreement (as defined below), Citicorp North America, Inc. as Administrative Agent and Tranche A L/C Issuer, Citibank, N.A. as Swing Line Lender and Tranche B L/C Issuer, and Citigroup Global Markets, Inc. as Sole Arranger and Sole Bookrunner (collectively, “Citicorp”), entered into Amendment No. 5 (“Amendment No. 5”) to the Credit Agreement dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Operations, the lenders from time to time a party thereto, and Citicorp.

Pursuant to Amendment No. 5, the Credit Agreement was amended to (1) provide an aggregate of $350 million of additional senior secured term loans under the existing Term Loan B Facility (the “Incremental Term B Loan”), (2) ease the senior secured leverage ratio as it relates to (a) payments of excess cash flow and (b) the financial covenant relating to the revolving credit commitments under the Credit Agreement, (3) modify the accordion feature under the Credit Agreement to be calculated as (x) $50.0 million, plus (y) after the full utilization of the amount available under clause (x), an additional amount of incremental term or revolving commitments, so long as the senior secured leverage ratio does not exceed 3.75:1.00, and (4) make other administrative changes to the Credit Agreement. Borrowings under the Incremental Term B Loan will bear interest at the same rate as the current term loans, which is the higher of (i) 4.0% or (ii) an elected LIBOR plus a margin of 3.0%. The Incremental Term B Loan matures July 24, 2020.

The above description of Amendment No. 5 is qualified in its entirety by Amendment No. 5 filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On April 11, 2014, pursuant to the Indenture, dated as of November 30, 2010 (the "Indenture"), between Operations, the subsidiary guarantors parties thereto and Wilmington Trust FSB (k/n/a Wilmington Trust, National Association), as trustee (the "Trustee"), Operations provided notice to the Trustee that they had elected to redeem all of their outstanding 10% Senior Notes due 2018 issued under the Indenture (the "Notes"), at a redemption price of 109.9%, plus accrued and unpaid interest thereon, on May 11, 2014 (the "Redemption"). On April 11, 2014, Operations irrevocably deposited with the Trustee approximately $308.4 million, which is the amount sufficient to fund the Redemption and to satisfy and discharge (the "Discharge") the Operations’ obligations under the Notes and the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 5 dated April 11, 2014 to Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2014	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer